UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2020

Trovagene, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

11055 Flintkote Avenue
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TROV	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2020, Trovagene, Inc. (the “Company”) announced that Mark Erlander, Ph.D., the Company’s Chief Scientific Officer has been appointed CEO of the Company. Dr. Thomas Adams, Chairman of the Board since 2009, and CEO since June of 2018, will transition his role to Executive Chairman, and continue to provide his strategic guidance and drug development expertise to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 30, 2020, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation changing its name to Cardiff Oncology, Inc., effective as of May 7, 2020. In connection with the new corporate name, the Company’s Nasdaq ticker symbol will change to ‘CRDF’ and will be effective at the open of the market on Friday, May 8, 2020.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01	Other Events.

On May 6, 2020, the Company issued a press release announcing it is changing its company name to Cardiff Oncology, Inc. and is appointing Mark Erlander, PhD, as Chief Executive Officer (CEO). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated April 30, 2020
99.1	Press Release of Trovagene, Inc. dated May 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         May 6, 2020

TROVAGENE, INC.

By:	/s/ Thomas Adams
Thomas Adams
Chief Executive Officer

2